For period ending June 30, 2007     Exhibit 77O

File number 811-21328

FORM 10f-3
Registered Domestic Securities and Government Securities

Fund:  SMA Relationship Trust – Series M

Name of Adviser or Sub-Adviser: UBS Global Asset Management (Americas) Inc.

1. Issuer:  Puerto Rico Commonwealth Highway & Transportation

2. Date of Purchase:   02/16/2007        3.  Date offering commenced:  02/16/2007

4. Underwriter(s) from whom purchased:  Citigroup

5. "Affiliated Underwriter" managing or participating in syndicate UBS Investment Bank

6. Aggregate principal amount or number of shares purchased:    $3,770,955.60

7. Aggregate principal amount or total number of shares of offering:    $2,184,860,553.00

8. Purchase price per unit or share (net of fees and expenses):  $113.583

9. Initial public offering price per unit or share:  $113.583

10. Commission, spread or profit:    0.25% $5.00

11. Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
X

b. The securities were purchased prior to the end of the first day on which any sales are made (of, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
X

c. The securities were purchased at a price not more than the price paid by each purchaser in the offering.
X

d. The underwriting was a firm commitment underwriting.
X

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
X

f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
X

g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
X

h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale.
X

Note:  Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, “Affiliated Underwriter” is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:   /s/ Elbridge Gerry Date: 4/13/07
Print Name: Elbridge Gerry
For period ending June 30, 2007     Exhibit 77O

File number 811-21328

FORM 10f-3
Registered Domestic Securities and Government Securities

Fund:  SMA Relationship Trust – Series M

Name of Adviser or Sub-Adviser: UBS Global Asset Management (Americas) Inc.

1. Issuer:  Hudson Yards Infrastructure Corporation

2. Date of Purchase:   12/3/06       3.  Date offering commenced:  12/3/06

4. Underwriter(s) from whom purchased:  Goldman

5. "Affiliated Underwriter" managing or participating in syndicate UBS

6. Aggregate principal amount or number of shares purchased:    1,500,000

7. Aggregate principal amount or total number of shares of offering:    2,000,000,000

8. Purchase price per unit or share (net of fees and expenses):  $105.871

9. Initial public offering price per unit or share:  $105.871

10. Commission, spread or profit:    %  $5.00

11. Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
X

b. The securities were purchased prior to the end of the first day on which any sales are made (of, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
X

c. The securities were purchased at a price not more than the price paid by each purchaser in the offering.
X

d. The underwriting was a firm commitment underwriting.
X

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
X

f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
X

g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
X

h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale.
X

Note:  Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, “Affiliated Underwriter” is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:  /s/ Elbridge Gerry
Print name: Elbridge Gerry Date: 04/24/2006
For period ending June 30, 2007     Exhibit 77O

File number 811-21328

FORM 10f-3
Registered Domestic Securities and Government Securities

Fund:  SMA Relationship Trust – Series M

Name of Adviser or Sub-Adviser: UBS Global Asset Management (Americas) Inc.

1. Issuer:  University of PR University of System Revenue Bonds

2. Date of Purchase:   12/1/06       3.  Date offering commenced:  11/29/06

4. Underwriter(s) from whom purchased:  Lehman

5. "Affiliated Underwriter" managing or participating in syndicate UBS

6. Aggregate principal amount or number of shares purchased:    14,290,000

7. Aggregate principal amount or total number of shares of offering:    564,855,000

8. Purchase price per unit or share (net of fees and expenses):  $107.163

9. Initial public offering price per unit or share:  $107.163

10. Commission, spread or profit:    %  $5.00

11. Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
X

b. The securities were purchased prior to the end of the first day on which any sales are made (of, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
X

c. The securities were purchased at a price not more than the price paid by each purchaser in the offering.
X

d. The underwriting was a firm commitment underwriting.
X

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
X

f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.
X

g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.
X

h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale.
X

Note:  Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, “Affiliated Underwriter” is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.

Approved:   /s/ Andrew Clinton Date: 1/11/07
Print Name: Andrew Clinton